UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934

Check the appropriate Box:
☐	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

VIKING SYSTEMS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:
(1)	Title of each class of securities to which transaction applies: NA
(2)	Aggregate number of securities to which transaction applies: NA
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
(4)	Proposed maximum aggregate value of transaction: NA
(5)	Total Fee Paid: NA
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $0
(2)	Form, Schedule or Registration Statement No. NA
(3)	Filing Party: NA
(4)	Date Filed: June 8, 2005

Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
257 East 200 South, Suite 700, Salt Lake City, UT 84111; Tel: 801-532-2666, Fax: 801-355-1813

VIKING SYSTEMS, INC.
7514 Girard Avenue, Suite 1509
La Jolla, CA 92037

NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS’ MEETING

TO OUR STOCKHOLDERS:

This Information Statement is being circulated to the stockholders of Viking Systems, Inc., a Nevada corporation (“Viking”), in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of Viking. As more completely described in this Information Statement, the election of six directors to serve as directors of Viking until the next annual meeting of Viking’s stockholders or until their successors have been elected and qualified was taken pursuant to the written consent of stockholders of Viking dated May 27, 2005 and which shall become effective 20 days after the date hereof. This Information Statement is being sent or given to the stockholders of Viking on or about June 1, 2005.

The Board of Directors has fixed the close of business on May 25, 2005, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

June 8, 2005

By Order of the Board of Directors

VIKING SYSTEMS, INC.
7514 Girard Avenue, Suite 1509
La Jolla, CA 92037

INFORMATION STATEMENT
June 8, 2005

This Information Statement is being provided to you by the
Board of Directors of Viking Systems, Inc.
_____________________

GENERAL

This Information Statement is being circulated to the stockholders of Viking Systems, Inc., a Nevada corporation, in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of Viking (“Majority Stockholders”).

Unless otherwise noted, references to “Viking,”“we,”“our,” or “us” mean Viking Systems, Inc., a Nevada corporation. Our principal executive offices are located at 7514 Girard Avenue, Suite 1509, La Jolla, CA 92037 and our telephone number is 858-456-6608.

The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold an Annual Meeting of Stockholders. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER’S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

As more completely described below, the stockholders representing more than a majority of the voting securities of Viking have consented to the election of six directors to serve as directors of Viking until the next annual meeting of Viking’s stockholders or until their successors have been elected and qualified. This action will be effective 20 days after the mailing of this Information Statement to stockholders.

This Information Statement is being sent or given to the stockholders of Viking on or about June 9, 2005. The cost of this Information Statement, consisting of printing, handling and mailing of the Information Statement and related materials, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding the Information Statement to the beneficial owners of the shares of common and preferred stock will be paid by Viking.

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
TO MATTERS ACTED UPON

We are not aware of any interest that would be substantially affected through the election of directors whether adversely or otherwise.

VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. At May 27, 2005, the Record Date for the determination of stockholders to whom this Information Statement is sent, we had 31,900,300 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote.

As permitted by Section 78.320 of the Nevada Revised Statutes and by our bylaws, by written consent dated May 27, 2005, our stockholders representing more than 77% of our issued and outstanding shares of common stock, voted to elect the following individuals to serve as our directors until our next annual meeting of stockholders or until their successors have been elected and qualified:
Daniel F. Crowley
Thomas B. Marsh
Ronald Walrod
Nathan Harrison, M.D.
Robin Blackstone, M.D.
Marshall Geller

All necessary corporate and stockholder approvals have been obtained to elect the above listed individuals as directors and this Information Statement is furnished solely for the purpose of:

▪	advising stockholders of the action taken by written consent, as required by Nevada law; and

▪	giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this corporate action will not be effective until 20 days after the mailing of this Information Statement to stockholders. The nominees for election as directors are willing to be elected as directors. If as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, the majority of stockholders may elect such other person as they deem advisable. More information about the above-named nominees is included under the caption “Directors and Executive Officers.”

BACKGROUND

Viking Systems, Inc. (“Viking” or “Viking Systems”) provides high performance 3D endoscopic vision systems to hospitals for minimally invasive surgery. Viking intends to leverage that position to become a market leader in bringing integrated solutions to the digital surgical environment. We intend to develop a portfolio of targeted medical technologies and services that serve the current and emerging needs of the digital healthcare network. Our focus is to deliver integrated information, visualization, and control solutions to the surgical team, enhancing their capability and performance in minimally invasive surgery (MIS) and complex surgical procedures.

Attached are copies of our Form 10-KSB for the year ended December 31, 2004, which includes, among other things, our audited financial statements for the year ended December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned as of May 25, 2005 by: (1) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

	Common
Shareholder	Stock (1)	Percentage

Thomas B. Marsh (2) (3)	1,000,000	3.4%
Joseph A. Warrino (2) (4)	40,000	0.1%
Daniel F. Crowley (2) (5)	222,500	0.7%
Ronald Walrod (2)(6)	22,500	0.07%
Nathan Harrison, M.D.(2)	50,000	0.1%
Robin Blackstone, M.D. (2)	0	0%
Marshall Geller(7)	4,687,500	12.8%

Donald E. Tucker(8)	27,746,150	79.2%

All officers and directors as a
group (7 persons) (1)	6,022,500	15.9%

TOTAL	31,919,050	100%

(1)
For purposes of this table “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person or group has the right to acquire within 60 days after March 29, 2005. For purposes of computing the percentage of outstanding common shares held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after March 29, 2005 are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of December 31, 2004, there were 30,608,650 shares of our common stock issued and outstanding. There were also outstanding options entitling the holders to purchase 1,200,000 shares of our common stock. The holders of these options are officers and/or directors of Viking. These options are currently exercisable.

(2)	These are the officers and directors of the Company.

(3)	Consists of 1,000,000 shares underlying a currently exercisable stock option.

(4)	Consists of 40,000 shares underlying currently exercisable stock option.

(5)	Includes 2,500 shares of common stock and currently exercisable options to purchase 220,000 shares of common stock.

(6)	Includes 2,500 shares of common stock and currently exercisable options to purchase 20,000 shares of common stock.

(7)
Consists of 3,750,000 shares underlying a convertible promissory note and 937,500 shares underlying a currently exercisable warrant each of which are owned by St. Cloud Capital Partners, an affiliate of Mr. Geller.

(8)	Consists of 24,621,150 shares owned of record 2,500,000 shares underlying a convertible promissory note and 625,000 shares underlying a currently exercisable warrant.

DIRECTORS AND EXECUTIVE OFFICERS

The current directors and officers of Viking who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Position

Daniel F. Crowley	Chairman of the Board, Audit Committee Chairman
Thomas B. Marsh	CEO/President/Director
Ronald A. Walrod	Director, Compensation Committee Chairman
Robin Blackstone, M.D.	Director, Nominating and Corporate Governance Committee Chairman
Nathan J. Harrison, M.D.	Director
Marshall Geller	Director
Joseph Warrino	Chief Financial Officer/Secretary

Background information about the Company’s officers and directors is as follows:

Thomas B. Marsh. Mr. Marsh was appointed President and Director of Viking in November 2003. Prior to joining Viking, he served as Secretary, Treasurer and Director of PurchaseSoft, Inc. and was a partner and co-founder of Marsh+Flagg. Marsh+Flagg is a merger and acquisition advisory firm with offices in La Jolla & Newport Beach, California and Stuttgart, Germany. Prior to November 2001, Mr. Marsh served as COO of Co-Mack Technology, CEO of Emark Corporation and President of Spectrum Companies International. He attended Williams College with a major in economics.

Daniel F. Crowley. Mr. Crowley was appointed a director of Viking in December 2003 and Chairman of the Board in March 2005. He has been a private investor and business consultant since 2002. Mr. Crowley is a principal in and co-founder of Spectrum Partners LLC, a business strategy and development advisory firm specializing in the transportation and logistics industry with offices in Scottsdale, Arizona. Prior to Spectrum Partners LLC, Mr. Crowley was Executive VP & CFO at BAX Global from 1998 through 2002. Previous positions include senior management positions with Frito-Lay International, and Grand Metropolitan PLC companies including The Pillsbury Company and Pearle Vision. Mr. Crowley holds a CPA certificate from the State of New York, and a M.B.A. in Finance from Columbia University.

Ronald A. Walrod. Mr. Walrod was appointed a director of Viking in April 2004. He has served as President, CEO and Director of JMAR Technologies, Inc. since October 2002. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately held company engaged in the development of semiconductor probe cards. From 1996 to 1998, he served as President and CEO of Nautronix, a supplier of automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop undersea vehicle (AUV) systems. Mr. Walrod graduated from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970 and received his M.B.A. from the University of San Diego in 1983. Mr. Walrod was awarded a fellowship in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely Operated Vehicles.

Nathan J. Harrison, M.D. Dr. Harrison was appointed a director of Viking in August 2004. Dr. Harrison has been the Medical Director of Dunhill Marketing and Insurance, Inc. since retiring from clinical practice in 1999. He joined Obstetrics/Gynecology Associates Medical Group, Inc. in 1977 and was President from 1981 to 1999. Dr. Harrison also served as Chief of Staff, Chairman of Obstetrics and Gynecology and as a Director of Sharp Memorial Hospital. He also served as a Director of Sharp Health Care and Sharp Community Medical Group all in San Diego. Prior to this, Dr. Harrison was a Flight Surgeon in the U.S. Army. He has been a member of the Physicians Advisory Committee for Prudential Insurance, CIGNA Insurance and Aetna/US Health, as well as several medical societies. Dr. Harrison earned his M.D. from University of Illinois College of Medicine.

Robin Blackstone, M.D. Dr. Blackstone was appointed a director of Viking in November 2004. She is Medical Director of the Scottsdale Healthcare Bariatric Program and Surgeon and Director of the Scottsdale Bariatric Center. Dr. Blackstone specializes in Advanced Laparoscopic General Surgery and Surgical Oncology. Dr. Blackstone has served as Chairman of the Scottsdale Healthcare Cancer Committee. She received her Doctor of Medicine in 1988 from the University of Texas in San Antonio, and completed her General Surgery residency at the University of Colorado in 1993. She later served as the Director of Women's Health Services at Natividad Medical Center in Salinas, California. Dr. Blackstone is a member of the ASBS, SSAT, SAGES, and serves on the Surgical Review Corporation Center Review Committee. She is consultant and proctor for Ethicon Endosurgery.

Marshall Geller. Mr. Geller is a Senior Managing Director of St. Cloud. He was formerly the Chairman and CEO of Geller & Friend Capital Partners, a Los Angeles based private merchant bank. He has extensive experience initiating, arranging and making investments in public and private companies. Mr. Geller spent over twenty years as Senior Managing Director for Bear, Stearns & Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. He is currently a director of public companies including 1st Century Bank, NA (Nasdaq:FCNA) and GP Strategies Corporation (NYSE:GPX). Additionally, Mr. Geller is the non-executive Chairman of ValueVision Media, Inc. (NasdaqNM:VVTV). Mr. Geller also serves as a member of the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. He was previously the Interim Co-Chairman of Hexcel Corporation (NYSE:HXL) and Interim President and COO of Players International, Inc. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration, were he currently serves on the Dean's Advisory Council for the College of Business & Economics.

Joseph A. Warrino. Mr. Warrino was appointed the CFO and Secretary of Viking on April 15, 2004. Prior to joining Viking he was Controller of Vista Medical Technologies, Inc. From 1999 to 2000 Mr. Warrino was a Division Controller and Human Resources Manager of Lakso Packaging, a division DT Industries, Inc. From 1998 to 1999, he was a senior cost accountant for Vista Medical Technologies, Inc. and from 1989 to 1998, Mr. Warrino worked as an accountant for several different publicly held companies. Mr. Warrino earned his B.S. degree in accounting from Salem State College and his A.S. degree in Management from Middlesex Community College.

CORPORATE GOVERNANCE
Commitment

Our board of directors strongly believes that good corporate governance policies and practices will lead to the management of Viking in a manner that will result in successful business performance and benefit to our stockholders. We expect to seek and implement corporate governance practices that will promote a high level of performance from our board of directors, officers and employees.

Committee Charters and Code of Conduct and Ethics

In 2004, we adopted charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These charters, as currently in effect, are posted on our website at www.Vikingsystems.com. Additionally, a copy of the Audit Committee charter, as is in effect on the date of this proxy statement, is attached to this proxy statement as Appendix A.

Our board of directors is committed to legal and ethical conduct in fulfilling its responsibilities. We expect all of our directors, officers and employees to act ethically, legally and with integrity and in compliance with our Code of Ethics. Our Code of Ethics is posted on our website at www.Vikingsystems.com. We intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of our policy.

Communications with Board Members

We have not adopted a formal process by which stockholders may communicate with the Board of Directors. Until a formal process occurs, stockholders may contact our CEO/President at tmarsh@vikingsystems.com.

Board of Directors

Our business, property and affairs are managed by or under the direction of our board of directors. Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our board of directors is the oversight of management of our company. Our directors remain informed of our business and management’s activities by reviewing documents provided to them before each meeting and by attending presentations made by our chief executive officer and other members of management. At each meeting of the board of directors, our directors are advised of actions taken by each board committee. Directors have access to all our books, records and reports and members of our management frequently interact with our directors.

Our board of directors is currently composed of six members. All of our directors are nominated by the Nominating and Corporate Governance Committee. In addition, as described below, under the terms of a Securities Purchase Agreement, we have agreed to nominate St. Cloud Capital L.P. designee to our board of directors. Directors are elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Independence

Relationship with St. Cloud Capital. On March 22, 2005 we entered into a Securities Purchase Agreement and related agreements (the “Transaction Documents”), among (i) Viking, (ii) St. Cloud Capital Partners, L.P., a Delaware limited partnership (“St. Cloud”), as “Lead Lender” and “Collateral Agent” and (iii) St. Cloud, Donald Tucker, Brian Miller, and any other person signing the signature page of the Securities Purchase Agreement as an Investor or that becomes an Investor after March 22, 2005. Pursuant to the Securities Purchase Agreement, we sold promissory notes (“Notes”) to Investors. Pursuant to the Securities Purchase Agreement, Marshall Geller was appointed as a director of Viking and Larry Haimovitch was appointed as an Observer to the Viking Board of Directors. Mr. Geller and Mr. Haimovitch are affiliates of St. Cloud Capital Partners, LP, one of the Investors.

Information about our Nominating Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals to become members of our board of directors, including the review of candidates recommended by our stockholders.

The process followed by the Nominating and Corporate Governance Committee to identify, evaluate and review candidates includes requests to members of our board of directors and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the board of directors. In addition, in 2004, the Nominating and Corporate Governance Committee retained an executive search firm that it continues to retain to assist in the identification and evaluation of potential director candidates.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals for consideration as potential director nominees by submitting on a timely basis the name and background of the candidate to the Nominating and Corporate Governance Committee, c/o Chief Executive Officer, Viking Systems, Inc., 7514 Girard Avenue, Suite 1509, La Jolla, CA 92037. The Nominating and Corporate Governance Committee will consider a recommendation if appropriate biographical information and background material is provided. In addition to the biographical and background information, the stockholder making such recommendation must include a statement as to whether the stockholder or the group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material is timely provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of our board of directors or by other persons. If our board of directors determines to nominate a stockholder recommended candidate, such nominee’s name will be included in our proxy card for the stockholder meeting at which such nominee’s election is recommended.

Our stockholders also have the right to nominate director candidates themselves, without any prior review or recommendation by the Nominating and Corporate Governance Committee or the board of directors, by following the procedures set forth under “Stockholder Proposals for the 2006 Annual Meeting.” Director candidates nominated in accordance with such procedures will be included in our proxy materials but may not be included in our proxy card for the next annual meeting.

Director Qualification Standards

Directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Directors must also be inquisitive, objective and have practical wisdom and mature judgment. We endeavor to have a diverse board of directors possessing strategic and policy-making experience and skills in business, healthcare, science and technology and in the international arena. In considering whether to recommend any candidate for inclusion in our board of director’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, diligence, conflicts of interest and the ability to act in the interests of all of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our board of directors believes that the backgrounds and qualifications of our directors, considered as a group, should provide diversity and a significant composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our board of directors for an extended period of time. Our board of directors does not believe that arbitrary term limits on directors’ service are appropriate since such term limits could result in the loss of directors who have developed insights into Viking and our business and operations. Our board of directors will engage in a self-evaluation process and a review of the requisite skills and criteria comprised by our board of directors and those to be sought in nominees for directors.

Information about Meetings of our Board of Directors

Our board of directors met 4 times in 2004. No director attended fewer than 75% of the total number of meetings of the board of directors or the committees on which he or she served during 2004.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below:

Audit Committee. The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. The audit committee currently consists of Daniel Crowley (Chairman), Robin Blackstone and Nathan Harrison, each of whom is a non-management member of our board of directors.  Daniel F. Crowley is also our audit committee financial expert as currently defined under Securities and Exchange Commission rules. We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the Nasdaq Stock Market and Securities and Exchange Commission rules and regulations. We intend to comply with future audit committee requirements as they become applicable to us. Our audit committee met 3 times in 2004 and has met 4 times so far in 2005.

Compensation Committee. The compensation committee determines our general compensation policies and the compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan. The current members of the compensation committee are Ronald Walrod (Chairman), Daniel Crowley and Nathan Harrison, each of whom is a non-management member of our board of directors. We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the Nasdaq Stock Market and Securities and Exchange Commission rules and regulations. We intend to comply with future compensation committee requirements as they become applicable to us. Our compensation committee met 4 times in 2004 and has met 2 times so far in 2005.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters. The current members of the nominating and governance committee are Robin Blackstone (Chairman), Ronald Walrod and Nathan Harrison. We believe that the composition of our nominating and governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of the NASDAQ Stock Market and Securities and Exchange Commission rules and regulations. We intend to comply with future nominating and corporate governance committee requirements as they become applicable to us. Our Nominating and Corporate Governance Committee met 3 times in 2004 and has met 2 times so far in 2005.

AUDIT COMMITTEE REPORT

The Audit Committee, comprised of three directors, oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

The Audit Committee reviewed with management the audited financial statements contained in the Annual Report. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with general accepted accounting principles.

The Audit Committee discussed with Tanner LC, the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committee), and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the nonaudit services provided by auditors were compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by:

Audit Committee

/s/ Daniel F. Crowley
/s/ Robin Blackstone
/s/ Nathan Harrison

COMPLIANCE WITH SECTION 16(A)

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes that, during the year ended December 31, 2004, the Reporting Persons met all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation for services rendered for the past three years to the Company’s Chief Executive Officer and to the Company’s most highly compensated officers other than the CEO, whose annual salary and bonus exceeded $100,000:

	Annual Compensation				Long-Term Compensation
					Awards		Payouts	All
Name and Other Annual				Other Annual		Options/	LTIP	Other
Principal Position	Year	Salary	Bonus	Compensation	Stock Awards	SAR’s (#)	Payouts	Compensation
Thomas B. Marsh (1)	2004	$151,600	18,000(3)	-0-	-0-	320,000	-0-	-0-
CEO	2003	$- 0-	-0-	-0-	-0-	1,000,000	-0-	-0-

John Kennedy (2)	2004	$132,385	18,000(3)	-0-	-0-	280,000	-0-	-0-

1)	Mr. Marsh was appointed as President and CEO of Viking in December 2003.

2)	Mr. Kennedy was appointed as President of the Vision Systems Group in April 2004

3)	The bonus was earned in 2004 but is payable only when the Company meets certain liquidity conditions and as of June 8, 2005, has not been paid.

Stock Options Granted in the Last Fiscal Year

The following table sets forth information on grants of options to purchase shares of our common stock in fiscal year 2004 to our officers and directors.

	Individual Grants
		% of Total
	Number of	Options
	Securities	Granted to	Exercise
	Underlying	Employees in	Price	Expiration
Name	Options Granted	Fiscal Year	($/Sh)(1)	Date
Thomas B. Marsh	320,000	20%	$.50	12/31/09
John Kennedy	150,000	9.8%	$.35	04/23/08
John Kennedy	130,000	9.6%	$.50	12/31/09
_________
(1)	The exercise price was equal to 100% of the fair market value on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

			Securities Underlying		Value of Unexercised In-the-
	Shares		Unexercised Options at		Money Options at
	Acquired on	Value	December 31, 2004		December 31, 2004 ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas B. Marsh	-0-	-0-	1,000,000	320,000	-0-	NA
John Kennedy	-0-	-0-	-0-	280,000	-0-	NA
__________
(1)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 minus the exercise price. Viking’s common stock is quoted on the Bulletin Board. As of December 31, 2004, there was limited, if any, trading volume in Viking’s common stock. Management believes that the quoted price of Viking’s common stock on the Bulletin Board as of December 31, 2004 did not reflect fair market value of Viking’s common stock for the following reasons:

•	Viking’s per share book value as of December 31, 2004 was approximately $(0.07);
•	Viking had revenues of $2,846,863 in 2004;
•	Viking had a loss of $1,984,729 for the year ended December 31, 2004;

•	Viking had a cumulative deficit of $2,315,419 as of December 31, 2004; and
•	Viking had limited trading activity during 2004 including during the month of December 2004.

Compensation of Directors

In April 2004, we adopted a compensation plan for our Board of Directors. Pursuant to such plan we grant an initial option of 20,000 shares to each non-employee director at the time he or she is appointed a director of the Company. The options vest one year from the date of grant. Beginning in the second year of their term, each non-employee director is also granted an annual option of 10,000 shares of our common stock.

In addition to an option for 20,000 shares granted under the Non-Employee’s Directors Stock Ownership Plan, we had granted Director Daniel F. Crowley an option to purchase 200,000 shares of our common stock.

Employment Agreements

We have entered into an employment agreement with our President and CEO Thomas B. Marsh. The agreement is for a term of two years and provides for the payment of a base salary of $220,000 per year plus participation in bonus plan that includes both cash and stock options based on Company and individual performance as determined from time to time by the Compensation Committee. The Company is currently not a party to any other written employment agreement however; we anticipate that we will enter into employment agreements with other officers and key employees in the future.

Equity Compensation Plan Information

2004 Stock Incentive Plan. All key employees of Viking (and its subsidiaries and affiliates in which Viking has a significant equity interest) are eligible to receive awards under the Plan. The Plan permits the granting of:

•
stock options, including “incentive stock options” meeting the requirements of Section 422 of the Internal Revenue Code and stock options that do not meet these requirements (options that do not meet these requirements are called “nonqualified stock options”);

•	stock appreciation rights, or “SARs”;
•	restricted stock; and
•	performance awards payable in stock.

A total of 7,500,000 shares of Viking common stock were available for granting awards under the Plan. The Compensation Committee of the Board of Directors administers the Plan. The maximum term of any option granted under the Plan is limited to 10 years. The exercise price per share under any stock option or the grant price of any SAR cannot be less than the Fair Market Value that is defined in the Plan.

We have issued options to some employees. In April 2004, the Company’s board of directors granted 510,000 stock options, in aggregate, to employees to retain them after the acquisition from Vista Medical Technologies. As the Company hired new key employees the board granted stock options of 10,000 shares per employee. In December 2004, the Company issued stock options to employees totaling 160,000 shares. In December 2004 the board of directors awarded stock options to the executive team totaling 626,000 shares.

2004 Non-Employee Directors Stock Ownership Plan. The 2004 Director Plan provides for the grant to non-employee directors of non-qualified stock options and restricted stock. The 2004 Director Plan provides that up to a total of 500,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder. If any shares subject to awards granted under the 2004 Director Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares issuable pursuant to the award, such shares (assuming the holder of the award did not receive dividends on the shares or exercise other indicia of ownership) will be available for the granting of new awards under the 2004 Director Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Issuance of Preferred Stock

On December 18, 2003, we granted Donald Tucker, the Company’s largest shareholder, an option to purchase 5,000,000 shares of our Series A Preferred Stock for $400,000. Each share of Series A Preferred Stock was convertible into four shares of our common stock. Mr. Tucker subsequently exercised his option and purchased all 5,000,000 shares of Series A Preferred Stock. In December 2004, he converted his 5,000,000 shares of Series A Preferred Stock into 20,000,000 shares of our common stock.

Loan Transactions

Donald Tucker made several loans to the Company during 2004 and during the first quarter of 2005. Each of such loans was unsecured and was convertible into shares of our common stock or other debt securities. Information about such loans is as follows:

Date of Loan	Amount	Interest Rate	Maturity Date	Conversion Rate

10/26/04	$200,000	10%	3/31/05	$.40 per share (1)
12/6/04	$200,000	10%	3/31/05	$.40 per share (1)
1/12/05	$50,000	10%	3/31/05	$.40 per share (1)
1/21/05	$50,000	10%	3/31/05	$.40 per share (1)
2/5/05	$500,000	10%	3/31/05	(2)

(1) On March 22, 2005, the principal balance of these loans, together with accrued interest thereon, was converted into a total of 1,291,650 shares of our common stock.

(2) On March 22, 2005, this loan was converted into another debt instrument. On that date Viking entered into a Securities Purchase Agreement and related agreements (the "Transaction Documents"), among (i) Viking, (ii) St. Cloud Capital Partners, L.P., a Delaware limited partnership ("St. Cloud"), as "Lead Lender" and "Collateral Agent" and (iii) St. Cloud, Donald Tucker, Brian Miller, and any other person signing the signature page of the Securities Purchase Agreement as an Investor or that becomes an Investor after March 22, 2005, (collectively, the "Investors"). Pursuant to the Securities Purchase Agreement, Viking has sold and will sell promissory notes ("Notes") to Investors in the maximum aggregate amount of $2,750,000. One of such Investors was Donald F. Tucker who converted his February 5, 2005 loan into a $500,000 loan sold pursuant to the Securities Purchase Agreement. The material terms of the Securities Purchase Agreement and other Transaction Documents are set forth in the Management’s Discussion and Analysis Section of this Form 10-KSB.

Marshall Geller, a recently appointed director of Viking, is an affiliate of St. Cloud Capital Partners. St. Cloud Purchased a vote in the above-described transaction in the amount of $750,000. Such Note is convertible into 3,750,000 shares of Viking common stock. Pursuant to the terms of the Securities Purchase Agreement, St. Cloud was issued a warrant to purchase 937,500 shares of Viking’s common stock.

Loan Guarantee Collateral

On January 27, 2005, we entered into a Loan and Security Agreement with Silicon Valley Bank. The Loan Agreement provides for a maximum borrowing of $200,000. The loan is secured by the assets of the Company. The loan is also secured by a $200,000 certificate of deposit owned by Donald Tucker.

INDEPENDENT AUDITORS

        Tanner LC has been reappointed to audit the consolidated financial statements of the Company for the year ending December 31, 2004 and to report the results of their audit to the Audit Committee of the Board of Directors.

Fees billed to the Company by Tanner LC

		2004	2003
(1)	Audit Fees	$101,000	$15,500
(2)	Tax Fees	$600	$500
(3)	All Other Fees	$0	$0

(1)
Audit fees billed to the Company by Tanner LC were for all professional services performed in connection with the audit of the Company's annual financial statements and review of those financial statements, reviews of our quarterly reports on Form 10-QSB. Audit fees during 2004 also included audit services related to our compliance with Section 404 of the Sarbanes-Oxley Act regarding our internal controls over financial reporting.

(2)	Tax services generally include fees for services performed related to tax compliance, consulting services.

(3)	Tanner LC did not bill the Company for other services during 2004 and 2003.

All audit and non-audit services and fees are pre-approved by the Audit Committee or by the Chairman of the Audit Committee pursuant to delegated authority.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Tanner LC is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

•	approved by our Audit Committee; or

•
entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Under the direction of Audit Committee Chairman, Daniel F. Crowley, our Audit Committee pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Audit Committee either before or after the respective services were rendered. The Audit Committee has considered the nature and amount of fees billed by Tanner LC and believes that the provision of services for activities unrelated to the audit is compatible with maintaining Tanner LC independence.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2006 annual meeting of stockholders must be received by us at our principal office in La Jolla, California not later than January 25, 2006. We suggest that stockholder proponents submit their proposals by certified mail, return receipt requested, addressed to us c/o Chief Executive Officer, 7514 Girard Avenue, Suite 1509, La Jolla, CA 92037.

The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal for the 2006 annual meeting of stockholders not submitted pursuant to Rule 14a-8 if such proposal is not received by us by April 10, 2006.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to the Company’s principal executive offices:

Viking Systems, Inc.
7514 Girard Avenue, Suite 1509
La Jolla, CA 92037
(858) 456-6608

By order of the Board of Directors:

/s/ Thomas B. Marsh
President and Chief Executive Officer

INDEX TO ATTACHEMENTS

Audit Committee Charter
Form 10-KSB